      As filed with the Securities and Exchange Commission on May 8, 1996

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      SCIENTIFIC MEASUREMENT SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

            TEXAS                                           74-2048763
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

               2210 DENTON DRIVE, SUITE 106, AUSTIN, TEXAS  78758
              (Address of Principal Executive Offices) (Zip Code)

                      SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                         1990 LONG-TERM INCENTIVE PLAN
                        AND NON-QUALIFIED STOCK OPTIONS
                            (Full title of the plan)

                                 KEITH A. JEZEK
                      SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                          2210 DENTON DRIVE, SUITE 106
                              AUSTIN, TEXAS  78758
                                 (512) 837-4712
                              FAX: (512) 837-9082
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                             J. ROWLAND COOK, ESQ.
                JENKENS & GILCHRIST, A PROFESSIONAL CORPORATION
                        600 CONGRESS AVENUE, SUITE 2200
                              AUSTIN, TEXAS  78701
                                 (512) 499-3800
                              FAX: (512) 404-3520

                      ==================================


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                             Proposed Maximum           Proposed Maximum            Amount of
Title of Securities to be     Amount to be Registered       Offering Price Per         Aggregate Offering      Registration Fee (1)
 Registered                             (1)                     Share (2)                   Price(1)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                                 4,909,482                    $0.795                  $3,903,038              $1,345.88
$.05 par value
===================================================================================================================================

(1) Shares (including related rights to acquire shares) issued or issuable pursuant to incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, and performance units under the Scientific Measurement Systems, Inc. 1990 Long-Term Incentive Plan. and shares issuable pursuant to the Scientific Measurement Systems, Inc. Non-Qualified Stock Options Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of that Plan.
(2) Pursuant to Rule 457(h), the offering price and registration fee are computed on the basis of the average of the bid and asked closing prices of the Common Stock, as reported on the NASDAQ OTC Bulletin Board on May 6, 1996.

================================================================================

PROSPECTUS
                      SCIENTIFIC MEASUREMENT SYSTEMS, INC.

                         480,000 Shares of Common Stock

     This Prospectus concerns the offer and sale by Selling Shareholders, from time to time, of 480,000 shares of the common stock, $.05 par value (the "Common Stock"), of Scientific Measurement Systems, Inc., a Texas corporation (the
"Company").   Of the 480,000 shares of Common Stock to be offered and sold by
Selling Shareholders, 280,000 shares represent shares issued or issuable upon exercise of options issued under the 1990 Incentive Plan and 200,000 represent shares issued or to be issued on exercise of non-qualified options granted by the Company from time to time. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders.

     The Company's Common Stock is traded over-the-counter on the OTC Bulletin Board and quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol SCMS. On May 6, 1996, the closing sale price for the Company's Common Stock as quoted on NASDAQ, was $0.795 per share. The options are not listed or quoted on any exchange or automated quotation system, and there is no regular trading market for such shares.

     It is presently anticipated that sales of securities by the Selling Shareholders hereunder will be effected, from time to time, (i) through dealers or in ordinary broker transactions through the NASDAQ OTC Bulletin Board, or otherwise; (ii) "at the market" to or through market makers or into an existing market for the securities; (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (iv) through transactions in options (whether exchange-listed or otherwise); or (v) in combinations of any such methods of sale. The securities held by the Selling Shareholders may also be sold hereunder by brokers, dealers, banks or other persons or entities who receive such securities as a pledgee of the Selling Shareholders. The Selling Shareholders and brokers and dealers through whom sales of Securities may be effected may be deemed to be "underwriters," as defined under the Securities Act of 1933 (the "Securities Act"), and any profits realized by them in connection with the sale of the Securities may be considered to be underwriting compensation.

     THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 HEREOF.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  THE DATE OF THIS PROSPECTUS IS MAY 8, 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. The Company's Common Stock is traded on the NASDAQ OTC Bulletin Board and reports, proxy statements and other information concerning the Company may be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the SEC a Registration Statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. This Prospectus does not contain all the information set forth in the Registration Statement on Form S-8 (the "Registration Statement") or the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission for a full statement of the provisions thereof. Each such statement contained herein is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the SEC pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

     (1) Annual Report on Form 10-KSB for the fiscal year ended July 31, 1995;
         and
     (2) Quarterly Reports on Form 10-QSB for the quarterly periods ended October 31, 1995 and January 31, 1996;

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of the filing of such documents. Any statement or information contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such a request should be directed to Keith A. Jezek, at the principal executive offices of the Company which are located at 2210 Denton Drive, Suite 106, Austin, Texas 78758, or if by telephone, (512) 837-4712.

                                  THE COMPANY

     Scientific Measurement Systems, Inc. was incorporated in Texas in 1979. The Company has pioneered the development of industrial tomography by using techniques similar to the medical industry's CAT scanner. The Company is now a significant producer of Computerized Industrial Tomographic and Digital Radiographic Systems. The Company's systems have a large number of uses including nondestructive measurement and evaluation, testing and analysis, and reverse engineering which can produce computer-aided design and computer-integrated manufacturing models. These functions are utilized by industrial companies and government agencies involved in research, aerospace, aviation, automotive, machinery, oil and gas, steel and advanced materials manufacture, among others.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

     LACK OF PROFITABILITY AND CAPITAL. From the date of inception of the Company in March 1976 through July 31, 1995, the Company sustained net losses totaling $9,243,979 and only since August 1995 has the Company sustained profitable operations on a quarterly basis.

     SUBSTANTIAL COMPETITION. The non-destructive testing and evaluation industry is highly competitive, and the Company faces competition from companies with substantially greater financial and technological resources and greater production capacity and experience, including, but not limited to, ARACOR, Inc. and Bio-Imaging Research, Inc., which make or are capable of making competitive products.

     BACKLOG. The Company currently has orders for five systems representing a backlog $3.0 million. However, there is no assurance that the Company will be able to obtain future orders for its systems or that the number of future orders which may be obtained will be sufficient to enable the Company to operate profitably.

     PATENTS. The Company owns certain U.S. and foreign patents, patent applications, and technology know-how relating to its basic system. The issuance of a patent is not conclusive as to its validity or enforceability; and there has been no independent study of other patents or prior art which might be infringed by the Company's systems. Attempts by the Company to enforce or defend its patent rights could result in substantial expense. The Company's technology may be subject to appropriation without compensation in some areas of the world and may be subject to use without compensation by the U.S. government in connection with government contracts.

     PRODUCT LIABILITY INSURANCE. The Company does not carry product liability insurance. There can be no assurance that suits may not be filed or judgments obtained against the Company in the future in excess of available funds or any insurance coverage which may then be in effect. Additionally, should it be determined that product liability insurance is necessary or desirable, the cost could have a material effect upon the cost of the tomographic systems, thereby having an adverse effect on the sales price of such systems and the competitiveness of the Company.

     USE OF X-RAY EQUIPMENT AND RADIOACTIVE ISOTOPES. The Company's tomographic systems utilize x-ray equipment and, to a lesser extent, radioactive isotope sources. The Company believes that it complies with all current governmental regulations regarding such equipment and materials. Changes in safety regulations regarding their use and sale could cause the Company additional expense and increase the cost of its systems, which could have an adverse impact upon sales or uses of its systems.

     DEPENDENCE ON KEY PERSONNEL. The Company's business to date has been primarily dependent upon the efforts of key scientists and upon its senior executive officers. The loss of any of these key persons could have a material adverse effect upon the Company's business.

     LACK OF DIVIDENDS. The holders of the Company's Common Stock are entitled to receive dividends from funds legally available therefor, when and as declared by the Board of Directors. No cash dividends have historically been paid on the Company's Common Stock and no dividends are anticipated in the foreseeable future, since the Company intends to retain earnings, if any, for use in its business.

     RELIANCE ON SUPPLIERS. The Company is dependent in several respects on its suppliers for x-ray systems. While the Company believes that it has good relationships with all of its major suppliers, there can be no assurance that it will be able to maintain these relationships.

     SECURITIES MARKET FACTORS. There have been periods of volatility in the market for the Company's securities, which in many cases were unrelated to the operating performance of or announcements concerning the Company. During such periods, the market prices of the Company's securities have fluctuated substantially. Within the twelve months ending April 30, 1996, the market price of the Common Stock has ranged from $0.06 to $1.65). General market price declines or market volatility in the future could adversely affect the price of the securities. The lack of a significant public float may also limit the ability of shareholders to liquidate their investment in a timely fashion. At April 30, 1996, the aggregate number of shares of Common Stock and the market value of Common Stock held by non-affiliates was approximately 12.0 million shares and $10.2 million, respectively. There can be no assurance that the Common Stock will not continue to be subject to periods of extreme volatility.

     SHARES OF COMMON STOCK ELIGIBLE FOR SALE. The Company has in the past registered for offer and sale under the Securities Act certain of the issued and outstanding shares of Common Stock and certain of the shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding options, warrants and convertible securities held by the Company's shareholders, including certain officers, directors, employees and "affiliates" of the Company (as such term is defined pursuant to the Exchange Act). The sale of such shares would have been subject to substantial limitations in the absence of such registration. In addition, certain shareholders of the Company hold the right (subject to certain conditions) to require that the Company register for offer and sale issued and outstanding shares of Common Stock. Sales of substantial amounts of such shares, and sales of shares pursuant to this registration, or otherwise, could adversely affect the market value of the Common Stock.

     LIMITATIONS ON REMEDIES AND INDEMNIFICATION. The Company's Amended and Restated Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for any monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by the laws of the State of Texas. Therefore, the Company may be unable to recover damages for certain alleged errors or omissions by officers and directors. The Articles of Incorporation also provide that the Company will indemnify its officers and directors, in their capacities as such, to the maximum extent permitted by law.

     NEED FOR ADDITIONAL FINANCING. Historically, the Company has relied upon contract progress payments as a means of financing the production and delivery of systems. Recently, the Company has accepted in certain instances contracts not providing for such payments. Consequently, only about half of the contracts which comprise the Company's current backlog contain contract financing provisions. The Company therefore may need to implement additional actions, such as negotiating more favorable terms with vendors and accelerating collections of the Company's receivables, in order to produce and deliver its current backlog. If these measures are not adequate, then the Company may require supplemental working capital financing. Management is in discussions with several different potential sources of these funds; however, there can be no assurance that these discussions will prove successful.

                              RECENT DEVELOPMENTS

          A challenge to the Company's liquidity is the notification in September 1995 by the National Institute of Standards of Technology (NIST) that the Company, along with its team members General Electric, General Motors, and EG&G, was awarded an Advanced Technology Program (ATP) grant for the development of a "Fast, Volumetric X-ray Scanner for Three-Dimensional Characterization of Critical Objects." Total project funds are estimated at $7,659,000. ATP funds committed to this project total $3,753,000. The ATP funds are "cost sharing" funds, budgeted to match expenditures by the industrial partners. Pursuit of this project would require incremental funding for the Company's portion of the industrial cost share. Management is engaged in discussions with several sources of financing for this project as well.

     In March 1996, Howard L. Burris, a director of the Company, converted $90,000 of principal due under a promissory note payable to him by the Company, together with $6260.50 of interest due thereon, into Common Stock at the rate of one share of Common Stock for each $.06 of debt. Mr. Burris received 1,604,341 shares of Common Stock in this transaction. Also in March 1996, Neils Thompson, Chairman Emeritus of the Board of Directors, converted $10,000 of principal due under a promissory note payable to him by the Company, together with $616 of interest due thereon, into Common Stock at the rate of one share of Common Stock for each $.06 of debt. Mr. Thompson received 176,933 shares of Common Stock in this transaction.

                             SELLING SHAREHOLDERS

     The Selling Shareholders are listed below. Included below concerning each Selling Shareholder is the total amount and percentage of the Company's Common Stock beneficially owned by such person, the amount subject to sale hereunder and the resulting amount and percentage if all Shares offered hereby which are owned by such person or entity are sold. Except as described herein, none of the Selling Shareholders has held any position or office, or had any other material relationship with the Company during the past three years. The following table reflects ownership of shares of Common Stock acquired or to be acquired pursuant to the exercise of options granted pursuant to the 1990 Plan or pursuant to certain non-qualified stock option agreements.


                                SHARES                             SHARES
                            BENEFICIALLY      SHARES TO BE      BENEFICIALLY
                            OWNED PRIOR TO      SOLD IN         OWNED AFTER
                           THE OFFERING (1)   OFFERING (1)        OFFERING
NAME                               #                           #            %
- --------------------------------------------------------------------------------
J. Neils Thompson /(2)/         990,606/(6)/     220,000       770,606      4.7%

Robert J. Dixon /(3)/           100,000           50,000        50,000       *

George A. Edwards /(4)/         308,377           60,000       248,377      1.5%

Thomas Prud'homme /(5)/         150,000          150,000             0       *


 *   Less than 1%
(1) Shares of Common Stock that are not outstanding but that can be acquired by a person within 60 days upon exercise of an option or similar right are included in the number of shares beneficially owned and in computing the percentage for such person but are not included in the number of shares beneficially owned and in computing the percentage for any other person.
(2) J. Neils Thompson served as Chairman of the Board and a director from 1980 until 1995.
(3)  General Robert J. Dixon served as a director from 1986 until 1995.
(4) General George A. Edwards, Jr. served as a Vice President and as Secretary-Treasurer from 1988 until 1994.
(5)  Thomas Prud'homme has served as a director since 1990.
(6) Includes shares underlying options to purchase 394,431 shares of Common Stock, all of which are immediately exercisable.

                          DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.05 par value per share, and 2,000,000 shares of undesignated preferred stock, $.15 par value per share.

COMMON STOCK

   The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Cumulative voting in the election of directors is prohibited. Accordingly, the holders of a majority of the outstanding shares of Common Stock may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock, if any. Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of the Common Stock have no preemptive, subscription ,redemption or conversion rights. The outstanding shares of Common Stock are, and the shares issued upon exercise of outstanding options, which are registered herein, will be when issued and paid for, fully paid and non-assessable.

   As of May 1, 1996, the outstanding shares of Common Stock were owned of record by 733 shareholders.

PREFERRED STOCK

   There are 2,000,000 shares of undesignated preferred stock authorized and no shares of preferred stock issued or outstanding.

TRANSFER AGENT AND REGISTRAR

   The Transfer Agent and Registrar for the Common Stock is Key Corp Shareholder Services, Inc., Dallas, Texas.

INDEMNIFICATION OF OFFICERS AND DIRECTORS; LIMITATION OF DIRECTOR LIABILITY

   The Company's Restated Articles of Incorporation provide that the directors shall not be liable for monetary damages caused by an act or omission occurring in their capacity as directors. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Texas law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts of omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to a director and for acts or omissions for which a director is made expressly liable by applicable statute, such as the improper payment of dividends. The limitations on liability provided for in the Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director's responsibilities under any other law, such as the federal securities laws or state of federal safety laws. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as executive officers and directors of the Company.

                                 EXPERTS AND COUNSEL

     The consolidated financial statements of the Company as of July 31, 1995 and for each of the years ended July 31, 1995 and 1994 have been incorporated by reference herein and in the registration statement in reliance upon the report of BDO Seidman, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The validity of the securities offered hereby has been passed on for the Company by Jenkens & Gilchrist, A Professional Corporation, Austin, Texas.

No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.


                               TABLE OF CONTENTS


PROSPECTUS                   1

AVAILABLE INFORMATION        3

INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE     3

RISK FACTORS                 4

SELLING SHAREHOLDERS        12

EXPERTS AND COUNSEL         14







                               480,000 SHARES OF

                                  COMMON STOCK

                                       OF

                                   SCIENTIFIC
                                  MEASUREMENT
                                 SYSTEMS, INC.



                               __________________

                                   PROSPECTUS
                               __________________



                                  MAY 8, 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed in (a) and (b) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company or the 1990 Long Term Incentive Plan (the "Plan") pursuant to Sections 13(a), 13(b), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of any post-effective amendment to the Registration Statement which indicate that all shares of Common Stock, $.05 par value per share, offered hereunder have been sold or that deregister all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     (a) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contain, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
(a) above.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation require indemnification of officers and directors to the maximum extent provided by law, and provide that its directors shall not be liable for monetary damages caused by an act or omission occurring in their capacity as directors. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Texas law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to a director and for acts or omissions for which a director is made expressly liable by applicable statute, such as the improper payment of dividends. The limitations on liability provided for in the Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company believes that these provisions will assist the Company in attracting and retaining individuals to serve as executive officers and directors.

     The Company has obtained an insurance policy insuring its officers and directors against certain liabilities, including liabilities incurred under the securities laws. The policy remains in effect until August 26, 1996 and provides insurance of up to $2,000,000 in the aggregate, with certain exclusions, including but not limited to an exclusion for prior or pending litigation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Restricted securities to be reoffered or resold pursuant to this registration statement were offered and sold in reliance upon Section 4(2) of the Securities Act as not involving any public offering. Such securities were offered and sold to a limited number of persons, each of whom was an officer, director or employee of the Company.

ITEM 8.  EXHIBITS

4.1      Restated Articles of Incorporation (incorporated by reference to
         Exhibit 3.1 to the Registration Statement on Form S-18 effective March 5, 1985 (File No. 2-94269-FW)

4.2 Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1A to the Annual Report on Form 10-K for the Fiscal Year Ended July 31, 1991)

4.3 Bylaws (incorporated by reference to the Registration Statement on Form S-18 effective March 5, 1985 (File No. 2-94269-FW)

4.4 Amendment to Bylaws (incorporated by reference to Exhibit 3.2A to the Annual Report on Form 10-K for the Fiscal Year Ended July 31, 1991)

4.5 Scientific Measurement Systems, Inc. 1990 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Company's Proxy Statement for 1990 Annual Meeting of Shareholders filed October 29,
         1990)

5.1*     Opinion of Jenkens & Gilchrist, A Professional Corporation

23.1*    Consent of Jenkens & Gilchrist, A Professional Corporation (See
         Exhibit 5)

23.2*    Consent of BDO Seidman, LLP

25* Power of Attorney (included on the signature page of the Registration Statement)

* filed herewith

ITEM 9.  UNDERTAKINGS.

     I.  The undersigned registrant hereby undertakes:

          A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               1. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               2. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               3. To include any additional or changed material information on the plan of distribution;

          Provided, however, that paragraphs I.A.1. and I.A.2. do not apply if the registration state ment is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 7th day of May, 1996.

                                SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                                (registrant)
                                By:  /s/Larry Secrest
                                     ----------------------------------------
                                     Larry Secrest, President and
                                     Chief Executive Officer

                               POWER OF ATTORNEY

     The Company and each person whose signature appears below hereby designates and appoints Keith A. Jezek and Larry Secrest and each of them, as its or his attorneys-in-fact (the "Attorneys-in-Fact") with full power to act alone, and to execute in the name and on behalf of the Company and each such person, individually in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement together with all exhibits thereto and any and all documents in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signatures                        Title                          Date
     ----------                        -----                          ----


/s/Larry Secrest            President, Chief Executive Officer,      May 7, 1996
- --------------------------  and Chairman of the Board of Directors
Dr. Larry Secrest

/s/Howard L. Burris, Jr.    Director                                 May 7, 1996
- --------------------------
Howard L. Burris, Jr.

/s/Douglas G. Chaffin       Director                                 May 7, 1996
- --------------------------
Douglas G. Chaffin

                            Director                                 May _, 1996
- --------------------------
Dr. Norman Hackerman

                            Director                                 May _, 1996
- --------------------------
Burton W. Kanter

/s/James W. Kenney          Director                                 May 8, 1996
- --------------------------
James W. Kenney

                            Director                                 May _, 1996
- --------------------------
Phillips A. Moore

/s/Thomas Prud'homme        Director                                 May 7, 1996
- --------------------------
Dr. Thomas Prud'homme

                            Director                                 May _, 1996
- --------------------------
Nancy Woodward

/s/Keith A. Jezek           Chief Financial Officer, Secretary,      May 7, 1996
- --------------------------  Treasurer (Principal Financial
Keith A. Jezek              and Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit                                                            Sequentially
Number                              Exhibit                        Numbered Page
- -------                             -------                        -------------
    4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-18 effective March 5, 1985 (File No. 2-94269-FW)

    4.2 Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1A to the Annual Report on Form 10-K for the Fiscal Year Ended July 31, 1991)

    4.3  Bylaws (incorporated by reference to the Registration
         Statement on Form S-18 effective March 5, 1985
         (File No. 2-94269-FW)

    4.4 Amendment to Bylaws (incorporated by reference to Exhibit 3.2A to the Annual Report on Form 10-K for the
         Fiscal Year Ended July 31, 1991)

    4.5  Scientific Measurement Systems, Inc. 1990 Long-Term
         Incentive Plan (incorporated by reference to Exhibit A to the Company's Proxy Statement for 1990 Annual Meeting of Shareholders filed October 29, 1990)

    5.1  Opinion of Jenkens & Gilchrist, A Professional Corporation

   23.1 Consent of Jenkens & Gilchrist, A Professional Corporation (See Exhibit 5.1)

   23.2  Consent of BDO Seidman, LLP

   25.1 Power of Attorney (included on the signature page of the Registration Statement)

                                      II-6